                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 23, 2006
                Date of Report (Date of earliest event reported)

                                  Salton, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                       0-19557                 36-3777824
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

                1955 W. Field Court, Lake Forest, Illinois 60045
               (Address of principal executive offices) (Zip Code)

                                 (847) 803-4600
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On October 23, 2006, Jason Mudrick was elected to the Board of Directors. Mr. Mudrick is a portfolio manager for Contrarian Capital Management, LLC, which is deemed the beneficial owner of approximately 2.6 million shares, or 18%, of the Company's common stock. Mr. Mudrick was elected to the Board as a result of a request by Contrarian Capital Management.

     Mr. Mudrick was elected as a Class I Director, which has a term ending upon the election of Class I Directors at the 2007 annual meeting of stockholders.

     Mr. Mudrick was appointed by the Board of Directors to serve upon a special committee of the Board comprised of three independent directors to review strategic alternatives to enhance stockholder value.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits. A copy of the press release announcing Mr. Mudrick's appointment is attached as Exhibit 99.1 to this report.

     This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2006

                                        SALTON, INC.


                                        /s/ WILLIAM LUTZ
                                        ----------------------------------------
                                        William Lutz
                                        Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT
  NO.                                   DESCRIPTION
-------                                 -----------
  99.1    Press Release issued by Salton, Inc. on October 23, 2006.


                                       -2-